EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Forms S-8 of VOIS Inc., SEC File No. 333-147207, of our report dated March 30, 2007 relating to the balance sheet of VOIS Inc. at December 31, 2006 and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2006 and 2005. We also consent to the reference to our firm under the caption "Experts" in the prospectus.

                                           Raich Ende Malter & Co. LLP,
                                       Certified Public Accountants

New York, New York
December 26, 2007